Exhibit 99.1

TransAtlantic Petroleum Announces Changes in Senior Management

Hamilton, Bermuda (May 22, 2014) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE-MKT: TAT) (the “Company” or “TransAtlantic”) today announced that its board of directors has accepted the resignation of President Ian J. Delahunty effective May 27, 2014. Mr. Delahunty plans to start his own oil and gas company, but will continue to be employed by TransAtlantic in an advisory capacity for a brief transition period. TransAtlantic’s board of directors expects to appoint Todd C. Dutton as President of the Company and James R. Huling as Chief Operating Officer of the Company effective May 27, 2014.

Chairman and Chief Executive Officer N. Malone Mitchell 3rd commented, “We are disappointed for the Company to lose Ian. He has streamlined our operations and made significant improvements at TransAtlantic. However, I am a longstanding supporter of entrepreneurship, and I will encourage and assist Ian in his new venture.”

Mr. Delahunty remarked, “TransAtlantic is an efficient operator with an experienced technical team and an established framework within which to develop its assets in Turkey and Bulgaria. With its recently acquired 3D seismic and focused strategy, the Company is stronger than it has ever been.”

Mr. Dutton, 60, has served as President of Longfellow Energy, LP (“Longfellow”), a Dallas, Texas-based independent oil and natural gas exploration and production company owned by the Company’s Chairman and Chief Executive Officer, N. Malone Mitchell 3rd and his family, since January 2007, where his primary responsibility is to originate and develop oil and natural gas projects. He brings 37 years of experience in the oil and natural gas industry, focusing on exploration, acquisitions and property evaluation. He has served in various supervisory and management roles at Texas Pacific Oil Company, Coquina Oil Corporation, BEREXCO INC. and Riata Energy, Inc. Mr. Dutton earned a B.B.A. in Petroleum Land Management from the University of Oklahoma.

Mr. Huling, 52, has served as Chief Operating Officer of Longfellow since May 2012. From 2007 until May 2012, Mr. Huling served as President of Kiamichi Energy Corporation, a Fort Worth, Texas-based consulting and production company that he founded. He brings nearly 30 years of experience in reservoir engineering, drilling and completion operations and production optimization. Mr. Huling began his career with Kerr-McGee Corporation and subsequently held engineering and operational roles with Encore Acquisition Company, Riata Energy, Inc. and Ovation Energy Partners before founding Kiamichi Energy Corporation. Mr. Huling earned a B.S. in Petroleum Engineering from the University of Oklahoma.

“I have a longstanding working relationship with Todd and James,” commented Mr. Mitchell. “Their deep industry knowledge and ability to successfully execute projects will result in continuity for TransAtlantic’s operations, and I am confident that our 2014 capital plan will progress as scheduled. In 2013, they delivered 98% production growth and 202% reserves growth for Longfellow Energy.” Mr. Dutton and Mr. Huling will continue to have management responsibilities within Longfellow Energy, which will be delineated in the coming months.

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning changes in senior management, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, capital plans, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; shortages of drilling rigs, equipment or oilfield services.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Contacts:

Taylor Beach

Director of Investor Relations

(214) 265-4746

Wil Saqueton

VP & CFO

(214) 220-4323

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com

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